ORDR
Jay A. Shafer, Esq.
Nevada Bar No. 9184
PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@premierlegalgroup.com
Attorneys for Petitioner
BARTON HOLLOW, LLC

Electronically Filed
09/15/2016 03:01:24 PM

CLERK OF THE COURT

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of **SPORTS SUPPLEMENT GROUP, INC., a Nevada Corporation,**	Case No. A-16-740315-P Dept. No. XXII

ORDER GRANTING APPLICATION FOR APPOINTMENT OF BARTON HOLLOW, LLC AS CUSTODIAN OF SPORTS SUPPLEMENT GROUP, INC.

Petitioner **BARTON HOLLOW, LLC's** Motion and Application for Appointment as Custodian of **SPORTS SUPPLEMENT GROUP, INC.,** having been considered by the Court on August 23rd 2016, the Court having considered the pleadings and papers on file herein, with no opposition being filed, and for good cause appearing therefore:

THE COURT HEREBY FINDS that:

1. SPORTS SUPPLEMENT GROUP, INC., has failed file required reports with the Nevada Secretary of State in violation of N.R.S 78.710.

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

2. SPORTS SUPPLEMENT GROUP, INC., has failed to hold an annual meeting of stockholders for the preceding seven (7) years in violation of N.R.S. 78.710
3. Petitioner, Barton Hollow, LLC, a Nevada limited liability company, is a shareholder of SPORTS SUPPLEMENT GROUP, INC.
4. Petitioner has given reasonable and required notice as required by the NRS 78.710 et seq.
5. Beginning on March 23, 2016, Petitioner served demand upon SPORTS SUPPLEMENT GROUP, INC., at its last known registered business address demanding the company comply with N.R.S. 78.710, N.R.S. 78.150 and N.R.S 78.710. Petitioner employed all reasonable efforts to contact SPORTS SUPPLEMENT GROUP, INC.
6. Despite Petitioner's demand, no response was received from SPORTS SUPPLEMENT GROUP, INC. Petitioner has demonstrable experience acting as a court-appoint custodian in Nevada and managing the affairs of Nevada corporations.
7. Petitioner has demonstrable experience acting as a court-appoint custodian in Nevada and managing the affairs of Nevada corporations

THEREFORE IT IS HEREBY ORDERED, ADJUDGED AND DECREED that

1. Pursuant to NRS 78.347, Barton Hollow, LLC is hereby appointed custodian of SPORTS SUPPLEMENT GROUP, INC.
2. Barton Hollow, LLC is authorized to take any actions on behalf of SPORTS SUPPLEMENT GROUP, INC., pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of SPORTS SUPPLEMENT GROUP, INC., including, but not limited to, issuing new shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the corporation.
3. Pursuant to NRS 78.347(3)(a), Barton Hollow, LLC shall comply with NRS 78.180 to reinstate SPORTS SUPPLEMENT GROUP, INC.

4. Pursuant to NRS 78.347, Barton Hollow, LLC shall comply with NRS 78.150 to identify and name a registered agent within the State of Nevada for SPORTS SUPPLEMENT GROUP, INC.

5. Barton Hollow, LLC shall provide reasonable notice to all stockholders of record of a meeting of stockholders of SPORTS SUPPLEMENT GROUP, INC., that will be held within a reasonable time after this Order is entered;

6. Barton Hollow, LLC, as custodian of SPORTS SUPPLEMENT GROUP, INC., shall submit a report to this Court of the actions taken at said stockholders meeting.

7. Barton Hollow, LLC shall report to this Court no less than every three (3) months concerning its custodianship of SPORTS SUPPLEMENT GROUP, INC., while such custodianship remains active.

8. Barton Hollows, LLC, shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of SPORTS SUPPLEMENT GROUP, INC., which the Secretary of State containing the following disclosures and statements:

   a. Disclosures of any previous criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission investigations, violations, or conviction concerning Barton Hollow, LLC, or its affiliates or subsidiaries;

   b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the last known officers or directors of SPORTS SUPPLEMENT GROUP, INC., to request that the corporation comply with corporate formalities and to continue its business;

   c. A statement that Barton Hollow, LLC, is, in fact, is pursuing its business and attempted to further the interest of its stockholders;

   d. A statement indicating that Barton Hollow, LLC will reinstate and maintain the corporate charter of SPORTS SUPPLEMENT GROUP, INC., and

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

9. In order to implement and effectuate the requirements of this Order, Barton Hollow, LLC is authorized to identify at reasonable commercial terms and, if necessary, cause SPORTS SUPPLEMENT GROUP, INC., to sell the corporation's debt securities to finance its operations, the repayment of which shall be in shares of the corporation's common stock at par value per share.

IT IS SO ORDERED.

Dated this 14th day of September 2016

DISTRICT COURT JUDGE

Submitted by:

PREMIER LEGAL GROUP

By:____________________

JAY A. SHAFER
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421
JShafer@premierlegalgroup.com

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421